UNITED STATES
                SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C. 20549

                            SCHEDULE 14A


Proxy Statement Pursuant to Section 14(a) of the Securities
                Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement
[ ]	Confidential, for use of the Commission Only
	  (as permitted by Rule 14a-6(e)(2)
[ ]	Definitive Proxy Statement
[X]	Definitive Additional Materials
[ ]     Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

Commission File No. 0-827


                Empire State Building Associates
        (Name of Registrant as Specified In Its Charter)


             (Name of Person(s) Filing Proxy Statement,
                if other than Registrant)


Payment of Filing Fee (Check the appropriate box):

[ ] No fee required

[X]	Fee computed on table below per Exchange Act Rules
14a-6(i)(4) and 0-11.

        1) Title of each class of securities to which transaction applies: Participations.

        2)      Aggregate number of securities to which transaction
                applies: [      ].

        3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and determined): The fee is equal to 1/50th of 1% of the assumed fair market value of the Property, which is presumed to be the aggregate of the cash to be received by the Registrant.

	4)	Proposed maximum aggregate value of transaction:
                $60,000,000.

	5)	Total fee paid: $12,000.


[X]	Fee paid previously with preliminary materials.

[ ]	Check box if any part of the fee is offset as provided by
        Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

        1)      Amount Previously Paid:

	2)	Form, Schedule or Registration Statement No.:
		Schedule 14A.

	3)	Filing Party: Registrant

	4)	Date Filed: September 14, 2001


                Empire State Building Associates L.L.C.
                        c/o Wien & Malkin LLP
                        60 East 42nd Street
                      New York, New York 10165
                     Telephone:  (212) 687-8700
                     Telecopier:  (212) 986-7679


                                            November 19, 2001
CERTIFIED MAIL -
RETURN RECEIPT REQUESTED

[NAME & ADDRESS]

Re:	[NAME]
        Investment in Empire State Building Associates L.L.C.

Dear Participant:

	Please be advised that the consents of Participants owning over 80% of the member interest in Empire State Building Associates L.L.C. which I hold as your Agent have now been obtained to Items A, B and C of the acquisition and financing program described in the September 14, 2001 letter of Peter L. Malkin and the accompanying Statement issued by Peter L. Malkin, Anthony E. Malkin and Thomas N. Keltner, Jr., as Agents for the Participants in the Solicitation of Consents of Participants.

	The consent of all Participants to Items A, B and C of the acquisition and financing program is required. Your consent has not been received. Accordingly, pursuant to Paragraph 7 of the Participating Agreement dated as of January 1, 1962, I hereby request your consent. If such consent to Items A, B and C of the acquisition and financing program is not given within 10 days after the mailing of this letter, I or my designee shall purchase your interest in Empire State Building Associates
L.L.C. for the benefit of the consenting Participants. As provided in the Participating Agreement and described in the Statement of September 14, 2001, the purchase price is to be the book value of such interest. On such basis, the price for your interest is [$AMOUNT].

[	*Excluding persons related to Wien & Malkin LLP, more than
90% of all Participants who consented to the acquisition and financing program have also agreed to the Incentive Compensation indicated as Item D on the Consent and Agreement. This compensation is voluntary and is not subject to the purchase of your interest described above. The Agents recommend that you consent also to such voluntary Incentive Compensation.]

	An additional form of Consent and Agreement and return envelope are enclosed.

                                     Very truly yours,


                                     [Name of Agent]


*Note: The paragraph in brackets with noted (*) was included in this letter only for certain participants who had not previously agreed to the voluntary compensation program.